UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  6/10/2008

AngioGenex, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26181

Nevada	86-0945116
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

425 Madison Ave., Suite 902, New York, New York, 10017
(Address of Principal Executive Offices, Including Zip Code)

(212) 874-6008
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers.

(a)	Departure of Principal Officer

Richard Salvador resigned as Chief Executive Officer of AngioGenex, Inc. (“AngioGenex”) on June 9, 2008. Richard Salvador will remain President and a member of the board of directors of AngioGenex.

(b)	Appointment of Principal Officer

On June 9, 2008 the board of directors of AngioGenex appointed William Garland, Ph.D as Chief Executive Officer of AngioGenex. Dr. Garland will remain Chief Operating Officer and a member of the board of directors of AngioGenex. The terms of Dr. Garland’s employment with AngioGenex as Chief Executive Officer are currently under negotiation.

On June 10, 2008, AngioGenex issued a press release announcing the termination of Richard Salvador and the appointment of William Garland. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release dated June 10, 2008 entitled “AngioGenex Appoints New CEO to Direct Development of Anti-Cancer Drugs”

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AngioGenex, Inc.

Dated June 10, 2008	By:	/s/ Richard Salvador
Richard Salvador
President